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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 18, 1999


                          ----------------------------



                          RELIANT ENERGY, INCORPORATED
             (Exact name of registrant as specified in its charter)



             TEXAS                     1-3187                  74-0694415
 (State or other jurisdiction        (Commission            (I.R.S. Employer
       of incorporation)            File Number)           Identification No.)



                    1111 LOUISIANA
                    HOUSTON, TEXAS                           77002
       (Address of principal executive offices)           (ZIP Code)



       Registrant's telephone number, including area code: (713) 207-3000


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ITEM 5.  OTHER EVENTS.

Texas Customer Choice Legislation

           In June 1999, Texas adopted legislation that substantially amends the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002. In preparation for that competition, Reliant Energy, Incorporated (the Company) will make significant changes in the electric utility operations it conducts through Reliant Energy HL&P. In addition, the Public Utility Commission of Texas (Utility Commission) will issue a number of new rules and determinations prior to the beginning of competition.

           The legislation defines the process by which competition is to be achieved and creates a transition period during which most utility rates are frozen at their present levels. The legislation provides for utilities to recover 100 percent of their stranded costs and regulatory assets related to generation and allows the issuance of securitization bonds related to most of those costs.

           Retail Choice. Under the legislation, on January 1, 2002 (the retail choice date), most retail customers of investor-owned electric utilities in Texas will be entitled to purchase their electricity from any of a number of "retail electric providers" which will have been certified by the Utility Commission. Retail electric providers will not own or operate generation assets. Rates for their sales will not be subject to traditional cost-of-service regulation. Retail electric providers affiliated with the Company may compete statewide for these sales, but rates they charge within the utility's traditional service territory are subject to certain limitations at the outset of retail choice, as described below. The Utility Commission will prescribe regulations governing quality and other aspects of service from retail electric providers.

           Unbundling. By 2002, electric utilities such as Reliant Energy HL&P will restructure their businesses in order to separate power generation, transmission and distribution and retail activities into different units. The utility will submit a plan to accomplish that separation to the Utility Commission by January 10, 2000. The transmission and distribution business will continue to be subject to cost-of-service rate regulation and will be responsible for delivering electricity from power generators to the retail consumers.

           Generation. Power generators will sell electric energy to wholesale purchasers, including retail electric providers, at unregulated rates. To facilitate a competitive market, Reliant Energy HL&P and other electric utilities will be required to sell at auction entitlements to 15 percent of their installed generating capacity no later than 60 days before the retail choice date. That obligation to auction entitlements continues until the earlier of (i) January 1, 2007 or (ii) the date the Utility Commission determines that at least 40 percent of the residential and small commercial load served in the electric utility's service area is being served by non-affiliated retail electric providers. In addition, a power generator which owns and controls more than 20 percent of the power generation in an area after the reductions from the capacity auction (calculated as prescribed in the legislation) must submit a mitigation plan to reduce generation which it owns and controls to 20 percent. The legislation also creates a program mandating air emissions reductions for non-permitted generating facilities. The Company anticipates that costs associated with this obligation will be recoverable through the stranded cost recovery mechanisms contained in the legislation.


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           Rates. Base rates charged by Reliant Energy HL&P will be frozen until
January 1, 2002. On January 1, 2002, retail rates charged to residential and small commercial customers by the utility's affiliated retail electric provider will be reduced by 6 percent from the average rates (on a bundled basis) in effect on January 1, 1999. That reduced rate will be known as the "price to beat" and will be charged by the affiliated retail electric provider to residential and small commercial customers in Reliant Energy HL&P's service area who have not elected service from another retail electric provider. The affiliated retail electric provider may not further reduce its rates to residential or small commercial customers in the utility's service area until the earlier of (i) the date that 40 percent of power consumed by that class is being served by non-affiliated retail electric providers or (ii) January 1, 2005. The affiliated retail electric provider will make the price to beat available until January 1, 2007.

           Stranded Costs. Reliant Energy HL&P will be entitled to recover its stranded costs (i.e., the excess of net book value of generation assets over the market value of those assets) and regulatory assets related to generation. The legislation prescribes specific methods for determining the amount of stranded costs and the details for their recovery. However, during the base rate freeze from 1999 to 2002, earnings above the authorized rate of return will be applied in a manner to accelerate depreciation of generation-related assets for regulatory purposes, and depreciation expense for transmission and distribution-related assets may be redirected to generation assets for regulatory purposes. In addition, the legislation provides for Reliant Energy HL&P, or a special purpose entity, to issue securitization bonds for regulatory assets and for stranded costs. These bonds will be sold to third parties and will be amortized, along with any stranded costs for which bonds are not sold, through non-bypassable charges recovered through the transmission and distribution rates to customers. Any costs associated with nuclear decommissioning that have not been recovered as of January 1, 2002, will continue to be subject to cost of service rate regulation and will be included in a non-bypassable charge to retail customers.

           Accounting. Reliant Energy HL&P currently applies the accounting policies established in SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS No. 71). For a discussion of the Company's current accounting policies under SFAS No. 71, see Note 1(c) in the Company's Form 10-K for the year ended December 31, 1998. The Company is currently evaluating whether the legislation contains sufficient detail to enable the Company to reasonably determine the impact on Reliant Energy HL&P's generation operations. If so, the Company anticipates that it would discontinue the use of SFAS No. 71 for the Reliant Energy HL&P generation operations. If the Company discontinues use of SFAS No. 71 with respect to the generation operations, the effect of that change on the Company's consolidated financial statements will be determined, taking into consideration SFAS No. 101, "Accounting for the Discontinuation of Application of SFAS No. 71", Emerging Issues Task Force No. 97-4, "Deregulation of the Pricing of Electricity -- Issues Related to the Application of FASB Statements No. 71, Accounting for the Effects of Certain Types of Regulation, and No. 101, Regulated Enterprises -- Accounting for the Discontinuation of Application of FASB Statement No. 71" and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In any event, Reliant Energy HL&P's transmission and distribution operations will continue to meet the criteria for recognition of regulatory assets and liabilities as defined by SFAS No. 71.


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Acquisition of Dutch Generating Company

           As previously disclosed, the Company and its subsidiary, Reliant Energy Power Generation, Inc., have entered into an agreement to acquire an interest in N.V. Energieproduktiebedrijf UNA, a power generation company providing service in the Netherlands. Consummation of that transaction is awaiting certain government approvals in the Netherlands and had been expected to occur this summer. However, it is now anticipated that the transaction will not close until later in the third or fourth quarter 1999. The transaction is subject to usual and customary conditions, including the receipt of government approvals on terms and conditions acceptable to the Company.

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                                   SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RELIANT ENERGY, INCORPORATED
                                                 (Registrant)


                                          /s/ MARY P. RICCIARDELLO
                                       -------------------------------
                                            Mary P. Ricciardello
                                    Senior Vice President and Comptroller




Date: July 7, 1999


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